UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2021

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01   Regulation FD Disclosure

On March 23, 2021, the Company issued a press release announcing the name and branding of its luxury hotel and casino project currently under construction in Cripple Creek, Colorado: Chamonix Casino Hotel. The Company also described its plan for accommodating construction disruption through the purchase of additional land parcels and real estate in Cripple Creek.

Additionally, the Company announced a potential future expansion of its Silver Slipper Casino Hotel. To accommodate such expansion, the Company has finalized terms with the State of Mississippi for an option to lease a half-acre parcel of tidelands under the Gulf of Mexico adjacent to the Company’s Silver Slipper Casino and Hotel in Hancock County, Mississippi, for a 30-year period. Such agreement is expected to be signed within the next few weeks. This expansion, preliminarily estimated to be a $75 million investment, would include a new hotel tower with more than 150 waterfront guest rooms, dedicated meeting space and a fine-dining restaurant, all on a pier connected to the existing casino hotel. Any such Silver Slipper expansion project will be subject to customary approvals from the Army Corps of Engineers, gaming industry regulators and other agencies. As such, the timing of such potential expansion is still uncertain. No assurance can be given that the option to lease with the State of Mississippi will be signed, or if signed, that the Company will ultimately exercise its option or that the potential Silver Slipper expansion project will receive the necessary approvals.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains statements by Full House and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “will,” “expect,” “plan,” “estimate,” “schedule,” “believe,” “potential,” “future,” “should,” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include those regarding the number of guest rooms and expected amenities for Chamonix and the potential future Silver Slipper expansion; the expected construction budgets for Chamonix and the potential future Silver Slipper expansion; and the completion and opening timelines for Chamonix and for the Bronco Billy’s renovation; the purchase of Carr Manor and nearby parcels in Cripple Creek, Colorado; and the execution of the tidelands option to lease with the State of Mississippi or the future exercise of such option. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Full House. Such risks include, without limitation, our ability to repay our substantial indebtedness; the potential for additional adverse impacts from the COVID-19 pandemic on our business, construction projects, indebtedness, financial condition and operating results; actions by government officials at the federal, state or local level with respect to steps to be taken, including, without limitation, additional shutdowns, travel restrictions, social distancing measures or shelter-in-place orders, in connection with the COVID-19 pandemic; our ability to effectively manage and control expenses as a result of the pandemic; our ability to complete our growth and expansion projects on-time and on-budget; changes in guest visitation or spending patterns due to COVID-19 or other health or other concerns; a decrease in overall demand as other competing entertainment venues re-open; our ability to obtain financing upon reasonable terms or at all, including for projects such as the potential future expansion at Silver Slipper; our ability to obtain the necessary approvals and permits for our growth, renovation and expansion projects, such as the potential future expansion at Silver Slipper; construction risks and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; the financial performance of our finished projects and renovations; effectiveness of expense and operating efficiencies; general macroeconomic conditions; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, our Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	99.1*	Press Release of the Company dated March 23, 2021

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: March 23, 2021	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer